Exhibit 10.3

Execution Version

MCDERMOTT INTERNATIONAL, INC.

(as Issuer)

and

Computershare Inc. and Computershare Trust Company, N.A.

(as Warrant Agent)

Warrant Agreement

Dated as of October 25, 2019

Warrants Exercisable for

Shares of Common Stock

i

EXHIBITS
Exhibit A	Form of Series A Warrant
Exhibit B	Restricted Legend
Exhibit C	Rule 144A Certificate
Exhibit D	Accredited Investor Certificate

ii

WARRANT AGREEMENT, dated as of October 25, 2019, among McDermott International, Inc., a corporation organized under the laws of the Republic of Panama (as further defined below, the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”).

WHEREAS, the Company proposes to issue Series A warrants (the “Warrants”), that upon exercise may be settled solely for shares of Common Stock (as defined herein) (the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”) or, at the option of the Company, via net share settlement, to certain third-party purchasers; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of the Warrants and other matters as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms shall have the following respective meanings.

“act” has the meaning set forth in Section 8.01.

“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Affiliate” has the meaning assigned to such term, as of the date hereof, in Rule 405 under the Securities Act.

“Agent” means any Registrar or Countersignature Agent as the context so requires.

“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended or modified.

“Average VWAP” per share over any specified period means the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Combination” means a merger, consolidation, business combination or similar transaction of the Company with another Person.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Certificate of Designation” means the Certificate of Designation of 12% Redeemable Preferred Stock of the Company, dated as of October 30, 2018, as amended by the Certificate of Amendment to the Certificate of Designation of 12% Redeemable Preferred Stock of the Company, dated as of October 24, 2019.

“Closing Sale Price” per share of the Common Stock means, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported (1) on the principal National Securities Exchange on which the Common Stock is traded, (2) if the Common Stock is not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a share of Common Stock.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $1.00 per share, of the Company or any other Capital Stock of the Company into which such common stock shall be reclassified or changed.

“Company” means McDermott International, Inc., a corporation organized under the laws of the Republic of Panama, or any successor to the Company.

“Computershare” has the meaning assigned to such term in the recitals to this Agreement.

“Corporate Trust Office” means the office of the Warrant Agent designated for the purposes contemplated hereunder, which at the Issue Date is located at 250 Royall Street, Canton, MA 02021.

“Countersignature Agent” refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.

“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exercise Notice” has the meaning assigned to such term in Section 4.01(b).

“Exercise Price” means the exercise price for the Warrants as set forth on Exhibit A, subject to adjustment pursuant to Section 6.01.

“Expiration Time” has the meaning assigned to such term in Section 4.01(a).

“Full Share Settlement” has the meaning assigned to such term in Section 4.01(b).

“Full Share Settlement Election” has the meaning assigned to such term in Section 4.01(b).

“Funds” has the meaning assigned to such term in Section 8.14.

“GAAP” means accounting principles generally accepted in the United States.

“Holder” means the registered holder of any Warrant.

“HSR Act” has the meaning assigned to such term in Section 5.06.

“Industry Competitor” means a company engaged primarily in providing engineering, procurement and construction services to the energy industry or any holding company thereof or its Subsidiaries; provided, however, that for the avoidance of doubt, a private equity fund, financial institution, asset management firm or similar firm shall not be considered an “Industry Competitor” but any of its portfolio companies that are engaged primarily in providing engineering, procurement and construction services to the energy industry would be considered an “Industry Competitor.”

“Issue Date” means the date on which the Warrants are originally issued under this Agreement.

“Market Value” means, the Average VWAP during a five consecutive Trading Day period ending on the Trading Day immediately prior to the date of determination, as reported (1) on the principal National Securities Exchange on which the Common Stock is traded, (2) if the Common Stock is not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a listing or reporting, the Market Value shall be an amount determined by the Board of Directors.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Share Settlement” has the meaning assigned to such term in Section 4.01(b).

“Net Share Settlement Election” has the meaning assigned to such term in Section 4.01(b).

“Officer” means any of the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the General Counsel of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, and delivered to the Warrant Agent, that meets the requirements set forth herein.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Warrant Agent that meets the requirements set forth herein.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Warrants are outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of purchase with respect to any Pro Rata Purchase.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Purchase Agreement” means the Securities Purchase Agreement, dated October 30, 2018, entered into by and among the Company and the purchasers party thereto, as amended by Amendment No. 1 to the Securities Purchase Agreement dated October 25, 2019.

“Register” means the register established by the Warrant Agent pursuant to Section 3.08.

“Registrar” means a Person engaged to maintain the Register.

“Restricted Legend” means the legend set forth in Exhibit B.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit C hereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other National Securities Exchange or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” has the meaning assigned to such term in Section 5.04(b).

“Trigger Event” has the meaning assigned to such term in Section 6.01(a)(viii).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “MDR <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Warrant Agent” means the party named as such in the first paragraph of this Agreement or any successor warrant agent under this Agreement pursuant to Article VII.

“Warrant Shares” has the meaning assigned to such term in the recitals to this Agreement.

“Warrants” has the meaning assigned to such term in the recitals to this Agreement.

Section 1.02    Rules of Construction. Unless the context otherwise requires, as used in this Agreement:

(a)    a defined term has the meaning assigned to it for all purposes of this Agreement, regardless of where it is defined herein;

(b)    all accounting terms not otherwise defined shall have the respective meanings assigned to them under GAAP;

(c)    “or” is not exclusive but shall be used in the inclusive sense of “and/or”;

(d)    defined terms and other words used in the singular shall be deemed to include the plural, and vice versa;

(e)    The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

(f)    when the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the phrase “without limitation”;

(g)    unless expressly qualified otherwise (e.g., by “Business” or “Trading”), all references to “days” are deemed to be references to calendar days;

(h)    all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and

(i)    references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended, supplemented or modified from time to time (or to successor statutes and regulations).

ARTICLE II

APPOINTMENT OF WARRANT AGENT

Section 2.01    Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment and shall perform the same in accordance with the express terms and conditions set forth in this Agreement.

ARTICLE III

THE WARRANTS

Section 3.01    Form and Dating; Legends. The Warrants will be categorized as Series A Warrants and, if certificated, will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Warrants attached as Exhibit A constitute, and are hereby expressly made, a part of this Agreement. The Warrants may have notations, legends or endorsements required by law, rules of or agreements with National Securities Exchanges to which the Company is subject, or usage. Each Warrant will be dated the date of its countersignature.

(a)    Except as otherwise provided in Section 3.01(c) or Section 3.09, each Warrant will bear the Restricted Legend.

(b)    If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are effected in compliance with the Securities Act, the Company may instruct the Warrant Agent in writing to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Warrant Agent will comply with such instruction.

(c)    By its acceptance of any Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with this Agreement and such legend.

Section 3.02    Execution and Countersignature. (a) An Officer shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Warrant no longer holds that office after the time the Warrant is countersigned, the Warrant will still be valid.

(b)    A Warrant will not be valid until the Warrant Agent countersigns the Warrant, by manual or facsimile signature, and the signature shall be conclusive evidence that the Warrant has been countersigned under this Agreement. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature. The Warrant Agent will countersign and deliver Warrants for original issue after receipt by the Warrant Agent of an Officers’ Certificate specifying (i) the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned and (ii) other information the Company may determine to include or the Warrant Agent may reasonably request.

Section 3.03    Warrant Registrar and Countersignature Agent. The Company may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in this Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by that Countersignature Agent will be deemed to be references to the Countersignature Agent. The Company may act as Registrar. In each case the Company and the Warrant Agent will enter into an appropriate agreement with the Countersignature Agent implementing the provisions of this Agreement relating to the obligations of the Warrant Agent to be performed by the Countersignature Agent and the related rights. The Company initially appoints the Warrant Agent as Registrar.

Section 3.04    Replacement Warrants. The Warrant Agent shall issue replacement Warrants in a form mutually agreed to by the Warrant Agent and the Company for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Warrant Agent and the Company of (i) evidence reasonably satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrants, and (ii) indemnity reasonably satisfactory to the Warrant Agent, which indemnity shall include an open penalty surety bond reasonably satisfactory to the Warrant Agent (unless waived by the Warrant Agent) and holding it and Company harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Company may charge the Holder for the expenses of the Company and the Warrant Agent in replacing a Warrant.

Section 3.05    Outstanding Warrants. Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for:

(i)    Warrants canceled by the Warrant Agent or Company or delivered to the Warrant Agent for cancellation;

(ii)    Warrants exercised by the Holder thereof; and

(iii)    any Warrant which has been replaced pursuant to Section 3.04 unless and until the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant is held by a bona fide purchaser, in which case the replacement Warrant issued pursuant to Section 3.04 shall be automatically canceled.

Section 3.06    Cancellation. Notwithstanding any Warrants cancelled in accordance with Section 4.01, the Company will promptly deliver to the Warrant Agent for cancellation any Warrants previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Company has not issued and sold. Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer or exchange. The Warrant Agent will cancel all Warrants surrendered for transfer, exchange or cancellation and dispose of them in accordance with its normal procedures. Certification of the cancellation of all canceled Warrants shall be delivered to the Company upon written request. The Company may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation.

Section 3.07    CUSIP Numbers. The Company in issuing the Warrants shall obtain and use “CUSIP” numbers for the Warrants and the Warrant Agent will use such CUSIP numbers in notices as a convenience to Holders, with any such notice stating that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder. The Company will promptly notify the Warrant Agent and Holders in writing of any change in such CUSIP numbers.

Section 3.08    Registration, Transfer and Exchange. (a) The Company shall cause the Registrar to maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants. Each Warrant will be registered in the name of the Holder thereof or its nominee.

(b)    Subject to Section 3.09 hereof, a Holder may transfer a Warrant to another Person or exchange a Warrant for another Warrant by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Agreement together with a certification from such Holder that such transfer is in compliance with Section 5.02 of the Purchase Agreement. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section 3.08 by noting the same in the Register maintained by the Registrar for such purpose; provided that no transfer or exchange will be effective until it is registered in the Register. Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.

From time to time the Company will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section. All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of this Agreement.

No service charge will be imposed solely in connection with any transfer or exchange of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

A party requesting transfer of Warrants or other securities must provide any evidence of authority that may be required by the Warrant Agent, including a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

The provisions of Section 5.02(c) and Section 5.02(e) of the Purchase Agreement shall apply to the Warrants and the Warrant Shares (and references therein to the Warrants and the Warrant Shares shall be deemed to include the Warrants and the Warrant Shares).

(c)    Subject to compliance with Section 3.09(b), if a Warrant is transferred or exchanged for another Warrant, the Warrant Agent will (i) cancel the Warrant being transferred or exchanged, (ii) deliver one or more new Warrants which (in the aggregate) reflect the amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (iii) if such transfer or exchange involves less than the entire amount of the canceled Warrant, deliver to the Holder thereof one or more Warrants which (in the aggregate) reflect the amount of the untransferred or unexchanged portion of the canceled Warrant, registered in the name of the Holder thereof.

Section 3.09    Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Warrant may only be made in accordance with this Section 3.09 and Section 3.08; provided that no such transfer or exchange shall be made to an Industry Competitor. The Registrar shall refuse to register any requested transfer or exchange that does not comply with the immediately preceding sentence; however, unless and until the Company provides the Warrant Agent and Registrar with written notice that a proposed transferee is an Industry Competitor, the Warrant Agent and Registrar shall have no obligation under this Agreement to confirm or verify whether a proposed transferee is an Industry Competitor. Subject to Section 3.09(b), the Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Rule 144A Certificate or Accredited Investor Certificate and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with this Section 3.09 and the applicable provisions of the Securities Act and any applicable securities laws of any state of the United States.

(b)    No Rule 144A Certificate, Accredited Investor Certificate or other certification and evidence is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein) after such Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company and Registrar may require from any Person requesting a transfer or exchange in reliance upon this paragraph any other reasonable certifications and evidence in connection with such resale. Any Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.

(c)    The Registrar will retain electronic copies of all certificates and other documents received in connection with the transfer or exchange of a Warrant, and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.

ARTICLE IV

SEPARATION OF WARRANTS; TERMS OF WARRANTS;

EXERCISE OF WARRANTS

Section 4.01    Terms of Warrants; Exercise of Warrants.

(a)    Subject to the terms of this Agreement, a Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period commencing at the earlier of (i) any Change of Control (as defined in the Certificate of Designation) or the commencement of proceedings for the voluntary or involuntary dissolution, liquidation or winding up of the Company and (ii) opening of business on October 25, 2019 and until 5:00 p.m., New York City time, on October 25, 2029 (the “Expiration Time”), and shall entitle the Holder thereof to receive Warrant Shares from the Company. No adjustments as to dividends will be made upon exercise of the Warrants. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. The Company shall notify the Warrant Agent in writing upon the occurrence of either of the events described in this Section 4.01(a)(i), and until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that neither of the events described in this Section 4.01(a)(i) has occurred.

(b)    In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Company (i) such Warrants and (ii) the form of election to exercise on the reverse thereof duly filled in and signed (the “Exercise Notice”). Following its receipt of any Exercise Notice, the Company will promptly (and in any event, within two Business Days) provide written notice to the Warrant Agent whether (A) the Company elects (a “Net Share Settlement Election”) to have the exercise of Warrants set forth in the Exercise Notice (the “Warrant Exercise”) net share settled pursuant to the procedures set forth in Section 4.01(c) (a “Net Share Settlement”) or (B) the Company elects (a “Full Share Settlement Election”) to have the Warrant Exercise settled solely in shares of Common Stock pursuant to the procedures set forth in Section 4.01(d) (a “Full Share Settlement”). If the Company shall not have provided such a notice to the Warrant Agent by 5:00 p.m., New York City time, on the second Business Day following the Company’s receipt of any such Exercise Notice, the Company will be deemed to have made a Full Share Settlement Election with respect to the Warrants to which such Exercise Notice relates, as of such time.

(c)    If the Company makes a Net Share Settlement Election pursuant to Section 4.01(b) with respect to the Warrant Exercise, then the Warrant Exercise shall be “net share settled” whereupon the Warrant will be converted into shares of Common Stock pursuant to a cashless exercise, after which the Company will issue to the Holder the Warrant Shares equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:

X = ((A - B)/A) x C

where:

X =	the Warrant Shares issuable upon exercise pursuant to this paragraph (c).

A =	the Market Value as of the date on which the Holder delivers the applicable Exercise Notice.

B =	the Exercise Price.

C =	with respect to the Warrant then being exercised, the number of shares of Common Stock for which such Warrant is exercisable, prior to the Net Share Settlement procedures pursuant to this paragraph (c).

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph (c). The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to make, any calculations in respect of any Net Share Settlements. The number of Warrant Shares to be issued on such Net Share Settlement will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 4.01(c). The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 4.01(c) is accurate or correct.

(d)    If a Full Share Settlement Election is made pursuant to Section 4.01(b) with respect to a Warrant Exercise, then within one Business Day following the date of the Full Share Settlement Election, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares issuable as to which the Warrant was so exercised in cash or via wire transfer of immediately available funds.

(e)    Upon compliance with the provisions set forth above, the Company shall promptly deliver or cause to be delivered, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional shares as provided in Section 6.02. Such certificate or certificates or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares or other securities or property, as of the date of the surrender of such Warrants, notwithstanding that the stock transfer books of the Company shall then be closed or the certificates or other securities or property have not been delivered. If applicable, the Company shall provide to Computershare an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, Computershare may request additional funding to cover fractional payments. Computershare shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

(f)    If less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.

(g)    All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Company. Such canceled Warrant certificates shall then be disposed of by the Company in accordance with its standard procedures. The Company shall promptly notify the Warrant Agent in writing of any exercise of Warrants, and to the extent that less than all the Warrants represented by a Warrant certificate are exercised, the Company shall notify the Warrant Agent in writing of such exercise of Warrants concurrently with the delivery of the executed Warrant certificate as provided in Section 4.01(f).

(h)    The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office upon reasonable notice to the Warrant Agent by the Holders. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

(i)    Certificates, if any, representing Warrant Shares shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Stock, and with such changes thereto as the Company may deem appropriate) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Warrant Shares are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.01(c) apply to such Shares, and any transfers thereof shall comply with the Restricted Legend.

(j)    Notwithstanding anything to the contrary herein, (i) unless otherwise agreed by the Company and the Holder, the Warrant Shares shall be in uncertificated, book-entry form as permitted by the by-laws of the Company and the laws of the Republic of Panama, and (ii) delivery of Warrant Shares upon exercise of a Warrant shall be made to the applicable Holder through the facilities of The Depository Trust Company as directed by such Holder unless such Holder shall otherwise instruct.

(k)    If a Holder elects to partially exercise a Warrant, the number of Warrant Shares deliverable upon such partial exercise (before giving effect to any Net Share Settlement with respect thereto) must be not less than 50,000 Warrant Shares.

Section 4.02    Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

Section 4.03    Opinion of Counsel. The Company shall provide one or more Opinions of Counsel prior to the issuance of Warrants to set up a reserve of warrants and related Common Stock. The opinions shall, taken together, state that all warrants or Common Stock, as applicable, are: (i) registered under the Securities Act, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares; and (ii) validly issued, fully paid and non-assessable.

Section 4.04    Cost Basis Information.

(a)    In the event of a Full Share Settlement, the Company shall instruct the Warrant Agent to record cost basis for newly issued Warrant Shares issued pursuant to a Full Share Settlement in a manner reasonably determined by the Company to be subsequently communicated by the Company to the Warrant Agent.

(b)    In the event of a Net Share Settlement, the Company shall provide cost basis for Warrant Shares issued pursuant to a Net Share Settlement at the time the Company confirms the number of Warrant Shares issuable in connection with the Net Share Settlement to the Warrant Agent.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.01    Maintenance of Office or Agency. The Company will maintain in the United States an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise. The Company hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Company. The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations and surrenders may be made or served to the Warrant Agent.

The Company may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.02    Payment of Taxes. The Company will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any

Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise, and the Company and the Warrant Agent shall not be required to issue or deliver such Warrant unless or until the exercising Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

Section 5.03    Rule 144A(d)(4) Information. For so long as any of the Warrants or Warrant Shares remain outstanding and constitute “restricted securities” under Rule 144, the Company will make available upon request to any prospective purchaser of the Warrants or Warrant Shares or beneficial owner of Warrants or Warrants Shares in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act; provided that such information shall be deemed conclusively to be made available pursuant to this Section 5.03 if the Company has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System (or any successor electronic system maintained by the Commission) and such information is publicly available on such system.

Section 5.04    Reservation of Warrant Shares. The Company will reserve and keep available for issuance and delivery such number of its authorized but unissued shares of Common Stock or other securities of the Company as will from time to time be sufficient to permit the exercise in full of all outstanding Warrants, which shares or securities will, when issued, be free and clear of all liens, security interests, charges and other encumbrances and free and clear of all preemptive rights.

The Company will authorize and direct the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any securities of the Company issuable upon the exercise of the Warrants to reserve such number of authorized securities as shall be required for such purpose. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Sections 4.01(e) and 6.02. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 6.01(d).

Section 5.05    Listing(a) . The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on the New York Stock Exchange or the principal securities exchange on which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise. The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise.

Section 5.06    HSR Act(a) . If the Company or any Holder of Warrants determines, after consultation with the other, that a filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), solely in connection with the exercise of Warrants hereunder, then the Company, on the one hand, and such Holder of Warrants, on the other hand, shall (A) as promptly as practicable make, or cause to be made, all filings and submissions required under the HSR Act with respect to the exercise of such Warrants and (B) use their commercially reasonable efforts to obtain, or cause to be obtained, consent in respect of such filings and submissions (or the termination or expiration of the applicable waiting period, as applicable) as soon as possible thereafter.

ARTICLE VI

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF

WARRANT SHARES ISSUABLE

Section 6.01    Adjustment to Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.01.

In the event that, at any time as a result of the provisions of this Section 6.01, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(a)    Adjustments for Change in Capital Stock.

(i)    If the Company pays a dividend (or other distribution) in shares of Common Stock to all holders of the Common Stock, then the Exercise Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1

OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and

OS1 =	the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(ii)    If the Company issues to all holders of shares of the Common Stock rights, options or warrants entitling them, for a period of not more than 60 days from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Common

Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Exercise Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X

OS0 + Y

where

OS0 =	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the last trading day preceding the date of the agreement on pricing such rights, options or warrants.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to the date of the agreement on pricing of such rights, options or warrants (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of additional shares of Common Stock issuable in connection with such rights, options or warrants and (ii) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock that the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issuable in connection with such rights, options or warrants would purchase at the Market Value on the last trading day preceding the date of the agreement on pricing such rights, options or warrants.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exercise Price and the number of Warrant Shares shall be readjusted to the Exercise Price and the number of Warrant Shares that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Exercise Price and the number of Warrant Shares shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iii)    If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Exercise Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

OS1

OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification (after giving effect thereto).

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(iv)    If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of Capital Stock (other than Common Stock) or other assets (including cash or securities, but excluding any dividend or distribution referred to in clause (i) above; any rights or warrants referred to in clause (ii) above; and any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Exercise Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0

SP0 - FMV

where

SP0 =	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit the Exercise Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Exercise Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0 + MPS

MP0

where

MP0 =	the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS =	the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In the event that such distribution described in this clause (iv) is not so made, the Exercise Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such dividend distribution had not been declared.

(v)    In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Warrant Shares be adjusted to the number obtained by dividing (A) the product of (I) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (II) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.

(vi)    In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.01(a)(iii)), the Holder’s right to receive Warrant Shares upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of each Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise each Warrant in exchange for any shares of stock or other securities or property pursuant to this Section 6.01(a)(vi). In determining the kind and amount of stock, securities or the property receivable upon exercise of each Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including being subject to similar proration constraints) upon exercise of each Warrant with respect to the number of shares of stock or other securities or property that the Holder will receive upon exercise of a Warrant.

(vii)    Notwithstanding anything herein to the contrary, no adjustment under this Section 6.01 need be made to the Exercise Price unless such adjustment would require a cumulative increase or decrease of at least 2.0% of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a cumulative increase or decrease of at least 2.0% of such Exercise Price.

(viii)    The Company reserves the right to make such reductions in the Exercise Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend or distribution of stock or stock rights will result in less or no tax to the recipients. In the event the Company elects to make such a reduction in the Exercise Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Exercise Price.

(ix)    Notwithstanding any other provisions of this Section 6.01(a), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.01(a) (and no adjustment to the Exercise Price under this Section 6.01(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price shall be made under Section 6.01(a)(ii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 6.01 (a) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Exercise Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect upon exercise of the Warrants, which rights plan provides for rights or warrants of the type described in this clause, then upon exercise of the Warrants, the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Exercise Price with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon exercise of the Warrants, the Holders will receive, in addition to the Common Stock issuable upon such exercise, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.

(b)    Notwithstanding anything to the contrary in this Section 6.01, no adjustment to the Exercise Price shall be made with respect to any distribution or other transaction if Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such event, without having to exercise their Warrants.

(c)    If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price then in effect shall be required by reason of the taking of such record.

(d)    Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 6.03.

(e)    Company Determination Final. Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine Market Value or fair market value, such determination shall be made in good faith and, absent manifest error, shall be final and binding on the Holders and the Warrant Agent.

(f)    When Issuance or Payment May Be Deferred. In any case in which this Section 6.01 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 6.02; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

(g)    Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(h)    No Adjustments Below Par Value. Notwithstanding anything herein to the contrary, no adjustment will be made to the Exercise Price if, as a result of such adjustment, the Exercise Price per Warrant Share would be less than the par value of the Company’s Common Stock (or other Capital Stock for which any Warrant is exercisable); provided that, before taking any action which would but for the foregoing limitation in this sentence have caused an adjustment to reduce the Exercise Price below the then par value (if any) of its Common Stock (or other Capital Stock for which any Warrant is exercisable), the Company will take any commercially reasonable corporate action which would, in the opinion of its counsel, be necessary in order that the Company may validly issue Warrant Shares at the Exercise Price as so adjusted.

Section 6.02    Fractional Interests. The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Company may, at its option, either pay an amount in cash equal to the current Closing Sale Price per Warrant Share, as determined on the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent, or round the number of Warrant Shares issued up to the nearest number of whole Warrant Shares. Whenever a payment for fractional Warrant Shares is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Warrant Shares under any section of this Agreement relating to the payment of fractional Warrant Shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies. The Company shall provide an initial funding of one thousand dollars ($1,000) for the purpose of paying cash in lieu of fractional Warrant Shares. From time to time thereafter, Computershare may request additional funding to cover payments in lieu of fractional Warrant Shares.

Section 6.03    Notices to Warrant Holders.    (a) Upon any adjustment of the Exercise Price pursuant to Section 6.01, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant, which certificate shall be presumed, absent manifest error, to correctly present the matters set forth therein, and (ii) cause to be given to each of the Holders written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.03. Until such certificate is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustments have been made, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any of the Company’s determinations are accurate or correct.

(b)    In case:

(i)    the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii)    the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 6.01(a));

(iii)    of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock by the Company;

(iv)    of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v)    the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 6.01;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such transaction is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such transaction. The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any transaction, or the vote upon any action.

Section 6.04    No Rights as Stockholders; Limitations of Liability. Nothing contained in this Agreement or the Warrants shall be construed (i) as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever, including the right to receive dividends or other distributions, as stockholders of the Company, or the right to share in the assets of the Company in the event of its liquidation, dissolution or winding up, except in respect of Common Stock received following exercise of Warrants or (ii) imposing any fiduciary or other duties on the Company or any of its directors or officers, all of which rights and duties are expressly waived by the Holders. In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

ARTICLE VII

WARRANT AGENT

Section 7.01    Warrant Agent. The Warrant Agent undertakes the express duties and obligations imposed by this Agreement upon the following terms and conditions (and no duties or obligations shall be inferred), by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a)    The statements and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility and shall not be liable for the correctness of any of the same except such as describe the Warrant Agent. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise expressly provided.

(b)    The Warrant Agent has no duty to determine when an adjustment under Article VI should be made, how any such adjustment should be made or what any such adjustment should be. Nor shall the Warrant Agent have any obligation hereunder to determine whether an adjustment event has occurred. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall have no obligation under this Agreement to calculate, confirm, investigate or verify the accuracy of the correctness of, the number of Warrant Shares issuable in connection with any exercise hereunder.

(c)    The Warrant Agent shall not be accountable with respect to (i) the validity, value, kind or amount of any Warrant Shares, securities or property which may be issued or delivered at any time upon the exercise of any Warrant or (ii) whether any such Warrant Shares or other securities will, when issued, be validly issued, fully paid and nonassessable; and in each case, makes no representation with respect thereto.

(d)    The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

(e)    The Warrant Agent may rely on, and will be held harmless, indemnified and protected and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, instruction, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document from the Company with respect to any matter relating to its acting as Warrant Agent hereunder believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in the document. The Warrant Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit. The Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of written notice thereof from the Company.

(f)    The Warrant Agent may consult with legal counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection to the Warrant Agent and the Warrant Agent will incur no liability for or in respect of any action taken, suffered or omitted by it hereunder in the absence of willful misconduct, bad faith or gross negligence (each as determined by a final judgment of a court of competent jurisdiction) in reliance thereon.

(g)    The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the appointment of such agent.

(h)    The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(i)    The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder of Warrants with respect to any action or default by the Company, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(j)    The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it; provided, further, that the Warrant Agent may in any event resign pursuant to Section 7.04(i) instead of taking any such action.

(k)    The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including obligations under applicable regulation or law.

(l)    The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(m)    The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants. The Warrant Agent shall not be charged with knowledge or notice of any fact or circumstance not expressly set forth herein, and shall not be bound by the provisions of any other agreement or document (including, but not limited to, the Purchase Agreement) among the Company and the Holders except this Agreement.

(n)    The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(o)    In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, any Holder of a Warrant or any other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Warrant Agent.

(p)    The provisions of this Section 7.01, Section 7.02 and Section 7.03 will survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Warrant Agent.

Section 7.02    Compensation; Indemnity; Limitation on Liability.    (a) The Company will pay the Warrant Agent compensation for all services rendered by it hereunder as agreed upon in writing for its services. The Company will reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent in the exercise and performance of its duties hereunder, except any such expense, disbursement or advance attributable to its gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction). Such expenses shall include the reasonable compensation and expenses of the Warrant Agent’s third-party agents and outside counsel.

(b)    The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding, damage, judgment, fine, penalty, claim, demand, settlement, costs or expense incurred (including the reasonable fees and expenses of outside legal counsel) without gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Warrant Agent, for anything done or omitted to be done by the Warrant Agent in connection with the acceptance, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The reasonable costs and expenses incurred in enforcing this right of indemnification will be paid by the Company if the Warrant Agent is entitled to indemnification by the Company pursuant to this Agreement (as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is prejudiced thereby. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)    Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during the term of this Agreement with respect to, or arising from or in connection with this Agreement, or from any services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges (but not including reimbursable expenses) during the 12 months immediately preceding the event for which recovery from the Warrant Agent is being sought.

(d)    Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Warrant Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Warrant Agent will be fully protected and will incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 7.03    Individual Rights of Warrant Agent. The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. An Agent may do the same with like rights.

Section 7.04    Replacement of Warrant Agent.    (a) The Warrant Agent

(i)    may resign and be discharged from its duties under this Agreement at any time by not less than 30 days’ written notice to the Company (pursuant to Section 8.02),

(ii)    may be removed at any time by the Company, for any reason, by at least 30 days’ written notice to the Warrant Agent, and

(iii)    may be removed immediately by the Company if: (A) the Warrant Agent is adjudged a bankrupt or an insolvent; (B) a receiver or other public officer takes charge of the Warrant Agent or its property; or (C) the Warrant Agent becomes incapable of acting.

In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination.

(b)    If the Warrant Agent resigns or is removed, or if a vacancy exists in the office of Warrant Agent for any reason, the Company will promptly appoint a successor Warrant Agent. If the successor Warrant Agent does not deliver its written acceptance within 30 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent, the Company or the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.

(c)    Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Company, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent, (ii) the resignation or removal of the retiring Warrant Agent will become effective, and (iii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under this Agreement. Upon request of any successor Warrant Agent, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Warrant Agent all such rights and powers. The Company will give notice of any resignation and any removal of the Warrant Agent, and the transfer agent, as the case may be, and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office.

(d)    Notwithstanding replacement of the Warrant Agent pursuant to this Section, the Company’s obligations under Section 7.02 will continue for the benefit of the retiring Warrant Agent.

Section 7.05    Successor Warrant Agent by Merger. (a) If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its shareholder services business to, another Person or national banking association, the resulting, surviving or transferee Person or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in this Agreement.

(b)    If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

Section 7.06    Holder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Holder Actions. (a) Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent.

(b)    Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate. Subject to paragraph (c), a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c)    The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective if given or made more than 90 days after any applicable record date with respect thereto.

Section 8.02    Notices and Communications. (a) Any notice or communication by the Company, on the one hand, or the Warrant Agent, on the other hand, to the other shall be in writing and shall be deemed to have been duly given and received (i) when delivered in person, (ii) when actually received when mailed by first class mail, postage prepaid, (iii) when actually received by overnight delivery by a nationally recognized courier service, or (iv) when receipt has been acknowledged when sent via electronic mail “email”). In each case the notice or communication shall be addressed as follows:

if to the Company:

McDermott International, Inc.

757 N. Eldridge Parkway

Houston, TX 77079

Attention:    John Freeman

Email:          jfreeman@mcdermott.com

With copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention:    Sean T. Wheeler, P.C.

Email:          sean.wheeler@kirkland.com

if to the Warrant Agent:

Computershare Inc.

Computershare Trust Company, N.A.

250 Royall Street,

Canton, MA 02021

Attention:    Client Services

other address as the Company or the Warrant Agent may designate in writing by notice delivered to the other party in accordance with this Section 8.02.

(b)    Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed duly given and received (i) five days after mailing when mailed to the Holder at its address set forth below or as it appears on the Register by first class mail or (ii) on the date sent by email of a .pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided that if the Company has been made aware of a different address pursuant to the Certificate of Designation or an applicable Warrant, the Company shall provide such notice to such address instead. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Warrant Agent at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. The notice or communication should be addressed as follows:

if to the Holders:

West Street Capital Partners VII Offshore Investments, L.P.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention: Chris Crampton

With a copy to:

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention: General Counsel, Merchant Banking Division

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention:     Caroline Blitzer Phillips

Email:           cphillips@velaw.com

(c)    Where this Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 8.03    Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof notwithstanding the reference to any other agreement herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or in the certificates representing the Warrants, with respect to the rights granted by the Company set forth herein and therein. This Agreement supersedes all prior written or oral agreements and understandings among the parties hereto with respect to such subject matter.

Section 8.04    Amendments, Supplements and Waivers.    (a) The Company and the Warrant Agent may amend, supplement or modify this Agreement or the Warrants without notice to or the consent of any Holder:

(i)    to cure any ambiguity, omission, inconsistency or mistake in this Agreement or the Warrants in a manner that is not inconsistent with the provisions of this Agreement and that does not adversely affect the rights, preferences and privileges of the Warrants or any Holder;

(ii)    to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent; or

(iii)    to make any other change that does not adversely affect the rights of any Holder.

(b)    Except as otherwise provided in paragraphs (a) or (c) of this Section 8.04, this Agreement and the Warrants may be amended or modified only by means of a written amendment signed by the Company, the Warrant Agent and the Holders of a majority of the outstanding Warrants. Any amendment or modification of or supplement to this Agreement or the Warrants, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given. In addition, any term of a specific Warrant may be amended or waived with the written consent of the Company and the Holder of such Warrant.

(c)    Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not:

(i)    increase the Exercise Price;

(ii)    reduce the term of the Warrants;

(iii)    make a material and adverse change that does not equally affect all Warrants; or

(iv)    decrease the number of shares of Common Stock, cash or other securities or property issuable upon exercise of the Warrants except, in each case, for adjustments expressly provided for in this Agreement.

(d)    It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.

(e)    Subject to Section 8.04(h), an amendment, supplement or waiver under this Section 8.04(e) will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants. After an amendment, supplement or waiver under this Section 8.04(e) becomes effective, the Company will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(f)    After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected, pursuant to the terms of this Agreement. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.

(g)    If an amendment, supplement or waiver changes the terms of a Warrant, the Company or the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned. However, the effectiveness of the amendment, supplement or waiver shall not be affected by any failure to annotate or exchange Warrants in this fashion.

(h)    The Warrant Agent shall be entitled to receive, and will be fully protected in relying on, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 8.04 is authorized or permitted by this Agreement. If the

Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Warrant Agent. The Warrant Agent may, but shall not be obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement.

Section 8.05    Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

Section 8.06    Successors and Assigns. All agreements of the Company in this Agreement and the Warrants will bind its successors and assigns. All agreements of the Warrant Agent in this Agreement will bind its successors and assigns. Subject to the transfer conditions referred to in any legend in effect as set forth herein and Sections 3.08 and 3.09, each Holder may freely assign its Warrants and its rights under this Agreement, in whole or in part, to any Person; provided that no such assignment shall be made to an Industry Competitor.

Section 8.07    Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Agreement and the Warrants shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction, except to the extent that the New York conflicts of laws principles would apply applicable laws of the Republic of Panama to internal matters relating to corporations organized thereunder). The Company, the Warrant Agent and each Holder of a Warrant each hereby irrevocably and unconditionally:

(a)    submits for itself in any legal action or proceeding relating solely to this Agreement and the Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America;

(b)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.02 or at such other address of which the other party shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by applicable law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by applicable law;

(f)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Warrants issued hereunder, to the extent permitted by applicable law; and

(g)    IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANTS ISSUED HEREUNDER.

Section 8.08    Severability. In case any provision in this Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 8.09    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 8.10    Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8.11    No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret this Agreement.

Section 8.12    No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 8.13    Obligations Limited to Parties to This Agreement and Holders. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Warrant Agent, the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.

Section 8.14    Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services under this Agreement (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 8.15    Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 8.16    Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services agreed upon by the parties hereto shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or regulation, including pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 8.17    Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart Spence
Stuart Spence
Executive Vice President and Chief Financial Officer

[Signature Page to Warrant Agreement]

COMPUTERSHARE Inc., and

COMPUTERSHARE TRUST COMPANY, N.A. collectively, as Warrant Agent

By:	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Manager, Corporate Actions

[Signature Page to Warrant Agreement]

SCHEDULE 1

PURCHASER ADDRESSES

West Street Capital Partners VII Offshore Investments, L.P.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

West Street Capital Partners VII Investments B, L.P.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

West Street Capital Partners VII – Parallel B, L.P.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Apicorp Managed Account Investment Vehicle, L.P

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

S-1

EXHIBIT A

[Face of Series A Warrant]

[Insert appropriate legend]

No.	Warrants
CUSIP No.
CUSIP No.

Series A Warrant Certificate

This Series A Warrant Certificate certifies (this “Warrant Certificate”) that                , or its registered assigns, is the registered holder of Series A Warrants (the “Warrants”), exercisable for shares of common stock, par value $1.00 (the “Common Stock”), of McDermott International, Inc., a corporation organized under the laws of the Republic of Panama (the “Company”). This Warrant Certificate is exercisable for [                ] shares of Common Stock. Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m., New York City time, on the earlier of (i) any Change of Control (as defined in the Certificate of Designation) or the commencement of proceedings for the voluntary or involuntary dissolution, liquidation or winding up of the Company and (ii) October 25, 2019 until 5:00 p.m., New York City time, on October 25, 2029 (the “Expiration Time”), to receive from the Company an amount of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an initial exercise price (the “Exercise Price”) of $0.01 per Warrant Share (as such price may be adjusted as provided in the Warrant Agreement), subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below by its duly authorized officer.

Dated: October 25, 2019

MCDERMOTT INTERNATIONAL, INC.

By:
Name:	Stuart A. Spence
Title:	Executive Vice President and Chief Financial Officer

Countersigned on October 25, 2019:

COMPUTERSHARE Inc., and

COMPUTERSHARE TRUST COMPANY, N.A. collectively, as Warrant Agent

By:

Authorized Signatory

MCDERMOTT INTERNATIONAL, INC.

[Reverse of Series A Warrant]

1.	Warrant Agreement

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of October 25, 2019 (the “Warrant Agreement”), among the Company and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. To the extent permitted by applicable law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2.	Exercise

Warrants may be exercised at any time from 9:00 a.m., New York City time, on the earlier of (i) any Change of Control (as defined in the Certificate of Designation) or the commencement of proceedings for the voluntary or involuntary dissolution, liquidation or winding up of the Company and (ii) October 25, 2019, in each case, and on or before the Expiration Time.

In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Company this Series A Warrant Certificate and the form of election to exercise on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program.

The exercise of Warrants is subject to certain restrictions on exercise (including a minimum number of Warrants being exercised in a partial exercise of Warrants) as described in the Warrant Agreement.

No Warrant may be exercised after the Expiration Time, and, to the extent not exercised by such time, the Warrants evidenced hereby shall become void.

3.	Adjustments

The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and, if applicable, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted.

4.	No Fractional Shares

No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

5.	Registered Form; Transfer and Exchange

The Warrants have been issued in registered form. Warrant Certificates, when surrendered at the office of the Registrar by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant Certificate does not entitle any holder hereof to any rights of a stockholder of the Company.

The Company and the holder agree that the provisions of Section 5.02(c) and Section 5.02(e) of the Purchase Agreement shall apply to the Warrants and the Warrant Shares (and references therein to the Warrants and the Warrant Shares shall be deemed to include the Warrants and the Warrant Shares).

6.	Countersignature

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

7.	Governing Law; Jurisdiction and Venue; Waiver of Jury Trial

This Warrant shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction, except to the extent that the New York conflicts of laws principles would apply applicable laws of the Republic of Panama to internal matters relating to corporations organized thereunder). The Company and the Holder of this Warrant each hereby irrevocably and unconditionally:

(i)    submits for itself in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located within the Southern District of New York, and appellate courts thereof;

(ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant to the provisions of the Warrant Agreement;

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by applicable law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by applicable law;

(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by applicable law; and

(vii)    IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS WARRANT CERTIFICATE.

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

[Form of Exercise Notice]

(To Be Executed Upon Exercise Of Series A Warrant)

The undersigned holder (the “Holder”) hereby elects to exercise the right, represented by this Warrant Certificate, to acquire                shares of Common Stock to be settled pursuant to the procedures set forth in the Warrant Agreement.

The Holder requests that delivery of such shares be made through the facilities of The Depository Trust Company as follows.

DTC Participant
Participant Account Number:
Contact Person:
Telephone:
E-mail address:

Payment of the Exercise Price shall, at the option of the Company, be either by Net Share Settlement as set forth in Sections 4.01(b) and (c) of the Warrant Agreement or through the procedures (including payment) for Full Share Settlement as set forth in Sections 4.01(b) and 4.01(d) of the Warrant Agreement.

[This exercise is made in connection with [insert relevant public offering or sale of the Company] and is conditioned upon consummation of such transaction. The exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.]

If said number of shares is less than all of the shares of Common Stock issuable hereunder, the Holder requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                , whose address is                , and that such Warrant Certificate be delivered to                , whose address is                .

The undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Shares for its own account or for the account of another qualified institutional buyer, and it is aware that the Company is issuing the Warrant Shares to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Shares pursuant to another available exemption from the registration requirements of the Securities Act. Prior to receiving Warrant Shares pursuant to clause (x) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit C to the Warrant Agreement. Prior to receiving Warrant Shares pursuant to clause (y) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit D and/or an opinion of counsel. Prior to receiving Warrant Shares pursuant to clause (z) above, the Company and the Warrant Agent may request appropriate certificates and/or an opinion of counsel.

Date:
Signature

[
Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto                     (the “Assignee”)

(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐

(1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit C to the Warrant Agreement is being furnished herewith.

or

☐

(2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

RESTRICTED LEGEND

THIS WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS WARRANT EVIDENCES AND ENTITLES THE REGISTERED HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE WARRANT AGREEMENT AMONG MCDERMOTT INTERNATIONAL, INC. AND COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A. (OR ANY SUCCESSOR WARRANT AGENT) DATED AS OF OCTOBER 25, 2019, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S (INCLUDING ANY SUCCESSOR WARRANT AGENT) RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE

B-1

WARRANT AGENT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

B-2

EXHIBIT C

Rule 144A Certificate

                    ,

[                                                                                                                                                                                            ]

[                                                                                                                                                                                            ]

Attention: [                ]

Re:	Warrants to acquire Common Stock McDermott International, Inc. (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of October 25, 2019 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A. Our proposed purchase of Warrants issued under the Agreement.

☐	B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                , 20                , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

C-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

C-2

EXHIBIT D

Accredited Investor Certificate

                    ,

[                                                                                                                                                                                                                  ]

[                                                                                                                                                                                                                  ]

Attention: [                 ]

Re:	Warrants to acquire Common Stock of McDermott International, Inc. (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of October 25, 2019 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A. Our proposed purchase of Warrants issued under the Agreement.

☐	B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We hereby confirm that:

1. We are an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

2. Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.

4. We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5. We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) to an Accredited Investor that, prior to such transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with clause (c) of the immediately preceding paragraph, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent. Prior to the registration of any transfer in accordance with clause (d) or (e) of the immediately preceding paragraph, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made by or on behalf of the Company or the Warrant Agent as to the availability of any exemption from the registration requirements of the Securities Act.

We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company and the Warrant Agent that the foregoing restrictions on transfer have been complied with. We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the immediately preceding paragraph. We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Taxpayer ID number: